(TIME WARNER TELECOM LOGO)



CONTACTS:

INVESTOR RELATIONS:                            MEDIA RELATIONS:
Carole Curtin                                  Bob Meldrum
carole.curtin@twtelecom.com                    bob.meldrum@twtelecom.com
303-566-1000                                   303-566-1354


TIME WARNER TELECOM ANNOUNCES FOURTH QUARTER 2003 RESULTS


              -- Company increases Enterprise customers by 22% and
                   Enterprise revenues by 21% for the year --


         LITTLETON, Colo. --, February 2, 2004 - Time Warner Telecom Inc. (NASDAQ: TWTC), a leading provider of managed voice and data networking solutions for business customers, today announced its fourth quarter 2003 financial results, including $169.4 million in revenue, $58.9 million in EBITDA1, and a net loss of $(21.3) million.

         For the year ended December 31, 2003, the Company reported revenue of $669.6 million, EBITDA of $232.3 million, and a net loss of $(89.3) million.

         "In 2003 we launched several initiatives to put us on a path for growth and we have performed well against those goals," said Larissa Herda, Time Warner Telecom's Chairman, CEO and President. "We continued with new product innovation to meet our customers' needs and to further our strategy of leveraging our extensive local and regional fiber networks. We successfully launched our metro Ethernet and IP based products in the first quarter, and expanded the offerings through the fourth quarter."

         "Our business continues on a path toward growth and profitability as we generate success in the enterprise segment, especially with our data and Internet products. In 2003, we increased our enterprise customer count by 22% and related revenue by 21% for the year. While contraction in our carrier revenue and lower intercarrier compensation rates overshadowed this enterprise growth, we believe we are focused on the right growth engine for the future. In 2004, we will continue to focus on differentiating Time Warner Telecom in the marketplace with an innovative set of product offerings," said Herda.

RESULTS FROM OPERATIONS
-----------------------

         REVENUE
         -------

         Revenue for the quarter was $169.4 million, as compared to $175.1 million for the same period last year, representing a $5.7 million decrease. The primary components of the change included:

  o  $12.1 million net increase in revenue from enterprise customers
     (non-carrier)
  o $ 7.1 million decrease from carriers and ISPs. This includes a $9.9 million decrease due to lower revenue from WorldCom, excluding their intercarrier compensation, offset by a $9.2 million settlement with WorldCom (described below), and a $6.4 million decrease from other carriers and ISPs
  o $10.7 million decrease in intercarrier compensation. This includes a $5.5 million decrease due primarily to mandated and contractual rate reductions and reduced minutes of use, and a $5.2 million reciprocal compensation settlement in 2002 that did not recur in 2003

By product line, the percentage change in revenue for the fourth quarter over the same period last year was as follows:

  o 24% increase for data and Internet due to success with Ethernet and IP product sales
  o 3% increase for switched services, primarily due to increased enterprise customer sales
  o 2% decrease for dedicated transport services, primarily due to disconnects and a decrease in contract termination revenue

Excluding the settlement and other revenue from WorldCom, the change in revenue for the fourth quarter over the same period last year included a 35% increase for data and Internet revenue, an 11% increase for switched services and a 5% decrease for transport services.

         SETTLEMENT
         ----------

         In September, as part of WorldCom, Inc.'s bankruptcy proceedings, the Company resolved a number of open disputes and claims which were recognized in the third quarter. In addition, both parties agreed on a claim related to WorldCom's rejection of certain contracts. In the fourth quarter, Time Warner Telecom monetized this claim by selling it to a third party for approximately $7 million in cash. The sale of the claim, along with resolution of certain other disputes, resulted in recognition of $9.2 million of revenue in the fourth quarter.

         DISCONNECTS
         -----------

         The Company continues to experience customer disconnects primarily associated with the overall economic environment and continued customer network optimization. Disconnects in the quarter resulted in the loss of $2.9 million of monthly revenue, of which $0.1 million was related to WorldCom. While disconnects increased in the last half of 2003, they are down 23% from 2002, excluding WorldCom. For the year, disconnects resulted in the loss of $13.3 million of monthly revenue, of which $3.6 million was related to WorldCom.

EBITDA AND MARGINS
------------------

         EBITDA for the quarter was $58.9 million, reflecting a 3% increase from the same period last year. Excluding settlements related to reciprocal compensation and WorldCom in both periods, and certain cost savings of $7.0 million in the fourth quarter of 2002, EBITDA increased 10% to $49.7 million.

         EBITDA margin was 35% for the quarter as compared to 33% for the same period last year. Excluding settlements and the cost savings referenced above, EBITDA margin was 31% for the fourth quarter of 2003 compared to 27% for the same period last year.

         Gross margin was 61% for the quarter as compared to 64% for the same period last year. Excluding settlements and the cost savings referenced above, gross margin was 59% for both periods. The Company utilizes a fully burdened gross margin, including network costs, national IP backbone costs and personnel costs for customer care, provisioning, network maintenance, technical field and network operations.

         NET LOSS
         --------

         The Company reported a net loss of $(21.3) million, or $(.19) per share, for the fourth quarter of 2003, compared to a net loss of $(243.7) million or $(2.12) per share for the same period last year. The full year net loss for 2003 was $(89.3) million or $(.78) per share, as compared to $(366.0) million or $(3.19) per share for 2002. In the fourth quarter of 2002, the Company recorded an asset impairment charge of $212.7 million.

         OTHER OPERATING HIGHLIGHTS
         --------------------------

         As of December 31, 2003, the Company reported $478.6 million in cash and marketable securities. The Company is in compliance with all of its financing agreements.

PROGRESS ON 2003 INITIATIVES
----------------------------

         EXPAND SALES AND MARKETING EFFORTS
         ----------------------------------

         "We met our goals by expanding our sales force through the number of sales personnel, as well as the skills and knowledge base of our entire sales force, and our efforts are being reflected in the growth in our enterprise business," said Herda.

         INCREASE NETWORK INVESTMENTS
         ----------------------------

         "Our continued goal is to leverage our fiber network in order to maximize the return on our investment," said David Rayner, Time Warner Telecom's Senior Vice President and Chief Financial Officer. The Company launched an initiative in 2003 to increase its market opportunities through extension of its local networks, increased fiber connections to buildings and expansion of its data services infrastructure. Capital expenditures were $44.9 million for the quarter and $129.7 million for the year, compared to $12.7 million and $104.8 million for the same respective periods in 2002. Of the $129.7 million capital expenditures for the year, approximately two thirds were used to expand existing markets and add new buildings to the network.

         "We continue to experience positive momentum in expanding our network with one of the highest quarters in our history for net additions to buildings on our fiber network," said Rayner. The Company closes 2003 with nearly 4,200 buildings served directly by the Company's fiber network, a 17% increase from 2002. This reflects the more than 600 net building additions connected by fiber in 2003, with approximately half occurring in the fourth quarter. Additionally the Company increased its metro route miles by 8% for 2003 over the prior year.

         In 2004, the Company expects capital expenditures to be $150 to $175 million, which includes costs for continued expansion of its network.

         LAUNCH NEW PRODUCTS
         -------------------

         The Company is expanding its networks to reach more customer buildings and to continually add new products and services that ride over its networks. The Company launched its metro Ethernet services in March of 2003 and expanded the product suite in the fourth quarter with the introduction of "Extended Native LAN," which allows customers to connect distant locations throughout Time Warner Telecom's national footprint. "Our metro Ethernet products use technology that most of our customers already have in place, and will leverage our existing network infrastructure and national IP backbone," said Herda. "Metro Ethernet creates great cost efficiencies and scalability for our customers."

OUTLOOK FOR 2004
----------------

         "Our goals for 2004 are an extension of the work we started in 2003," said Herda. "This includes expanding our sales opportunities through an ongoing focus on enterprise customers, by increasing our network reach and providing product innovation to serve our customers' needs. While we believe disconnects and pricing pressures will remain in the business, we are excited by the growth prospects of our data and Internet services to our enterprise customers. We are focused on measured, rational, long-term growth," concluded Herda.



TIME WARNER TELECOM INC. PLANS TO CONDUCT A WEBCAST CONFERENCE CALL TO DISCUSS ITS EARNINGS RESULTS ON FEBRUARY 2 AT 8:00 A.M. MT (10:00 A.M. ET). TO ACCESS THE WEBCAST AND THE FINANCIAL AND STATISTICAL INFORMATION TO BE DISCUSSED IN THE WEBCAST, VISIT WWW.TWTELECOM.COM UNDER "INVESTOR RELATIONS."

FINANCIAL MEASURES
------------------

The Company provides financial measures generated using generally accepted accounting principles ("GAAP") as well as adjustments to GAAP to describe its business trends. These measures include EBITDA, which is a widely recognized metric of operating performance and liquidity. EBITDA is not intended to replace operating income (loss), net income (loss), cash flow, and other measures of financial performance and liquidity reported in accordance with GAAP. Management believes that EBITDA is a standard measure of operating performance and liquidity that is commonly reported and widely used by analysts, investors, and other interested parties in the telecommunications industry because it eliminates many differences in financial, capitalization, and tax structures, as well as non-cash and non-operating charges to earnings. Management uses EBITDA internally to assess on-going operations and it is the basis for various financial covenants contained in the Company's debt agreements. The definition of EBITDA under the Company's credit facility differs from the definition of EBITDA used in this press release because the credit facility definition also eliminates certain non-cash losses within certain limits and certain extraordinary gains. EBITDA is reconciled to Net Loss, the most comparable GAAP measure to EBITDA, within the Consolidated Operating Highlights on Page 6.

The Company uses recurring revenue to enhance the comparability of its revenue performance between periods (see page 11 for reconciliation to GAAP Revenue). The Company presented EBITDA, gross margins, EBITDA margins and recurring revenue without the impact of reciprocal compensation settlements and certain other cost savings to enhance comparability of those measures between periods. Due to the significant positive impact of the Company's settlement with WorldCom, Inc., the Company has presented its selected operating statistics on page 11, both as reported and net of the settlements as well as a reconciliation between the two, in order to assist in understanding the impact of the settlement and the Company's performance during the quarter net of the impact of that event.

1 EBITDA is defined as net income or loss before depreciation, amortization, accretion, asset impairment charge, interest expense, interest income, investment gains and losses, income tax expense and cumulative effect of change in accounting principle.

FORWARD LOOKING STATEMENTS
--------------------------

The statements in this press release concerning the outlook for 2003 and beyond, including expansion plans, growth prospects, increased sales force, customer disconnects, pricing pressures and expected capital expenditures are forward-looking statements that reflect management's views with respect to future events and financial performance. These statements are based on management's current expectations and are subject to risks and uncertainties. These risks include the risks summarized in the Company's filings with the SEC, especially the section entitled "Risk Factors" in its 2002 Annual Report on Form 10-K. Time Warner Telecom undertakes no obligations to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ABOUT TIME WARNER TELECOM INC.
------------------------------

Time Warner Telecom Inc., headquartered in Littleton, Colo., is a leading provider of managed network solutions to a wide array of businesses and organizations in 44 U.S. metropolitan areas that require telecommunications intensive services. One of the country's premier competitive telecom carriers, Time Warner Telecom integrates data, dedicated Internet access, and local and long distance voice services for long distance carriers, wireless communications companies, incumbent local exchange carriers, and such enterprise organizations as healthcare, finance, higher education, manufacturing, hospitality, state and local government, and military. Please visit www .twtelecom.com for more information.

TIME WARNER TELECOM INC.
Consolidated Operations Highlights
(Dollars in thousands)
Unaudited (1) (2)


====================================================================================================================================
                                                                         THREE MONTHS ENDED                  TWELVE MONTHS ENDED
                                                                             DECEMBER 31,                        DECEMBER 31,
                                                                 ---------------------------------    ------------------------------
                                                                    2003        2002      GROWTH %      2003        2002    GROWTH %
====================================================================================================================================
Revenue
       Dedicated transport services                              $  91,618   $  93,758          -2%   $ 361,038   $ 373,928      -3%
       Switched services                                            37,508      36,297           3%     152,789     146,304       4%
       Data and Internet services                                   30,441      24,535          24%     104,576      90,293      16%
                                                                 ---------   ---------   ---------    ---------   ---------    ----
                                                                   159,567     154,590           3%     618,403     610,525       1%
       Intercarrier compensation (3)                                 9,811      15,335         -36%      47,325      65,918     -28%
                                                                 ---------   ---------   ---------    ---------   ---------    ----
                                                                   169,378     169,925           0%     665,728     676,443      -2%
       Reciprocal Compensation Settlements                              --       5,189        -100%       3,863      19,131     -80%
                                                                 ---------   ---------   ---------    ---------   ---------    ----
                    TOTAL REVENUE                                  169,378     175,114          -3%     669,591     695,574      -4%
                                                                 ---------   ---------   =========    ---------   ---------    ====


EXPENSES
       Operating costs                                              65,861      62,385           6%     264,322     279,351      -5%
                                                                 ---------   ---------   ---------    ---------   ---------    ----
                    GROSS MARGIN                                   103,517     112,729          -8%     405,269     416,223      -3%
       Selling, general and administrative                          44,631      55,297         -19%     172,925     227,007     -24%
                                                                 ---------   ---------   ---------    ---------   ---------    ----
                    EBITDA                                          58,886      57,432           3%     232,344     189,216      23%
                                                                 ---------   ---------   =========    ---------   ---------    ====
       Depreciation, amortization and accretion                     59,028      61,041                  223,904     237,310
       Asset Impairment Charge                                          --     212,667                       --     212,667
                                                                 ---------   ---------                ---------   ---------
                    OPERATING INCOME (LOSS)                           (142)   (216,276)                   8,440    (260,761)
       Interest expense                                            (25,122)    (26,893)                (103,642)   (105,328)
       Interest income                                               1,210       1,528                    5,858       5,845
       Deferred loan cost impairment                                    --      (1,951)                      --      (1,951)
       Investment gains and (losses), net                            3,072          --                    3,994      (3,240)
                                                                 ---------   ---------                ---------   ---------
                    NET LOSS BEFORE INCOME TAXES                   (20,982)   (243,592)                 (85,350)   (365,435)
       Income tax expense                                              346         150                    1,021         600
                                                                 ---------   ---------                ---------   ---------
                    LOSS BEFORE CUMULATIVE EFFECT OF
                    CHANGE IN ACCOUNTING PRINCIPLE                 (21,328)   (243,742)                 (86,371)   (366,035)
       Cumulative effect of change in accounting principle (4)          --          --                    2,965          --
                                                                 ---------   ---------                ---------   ---------
                    NET LOSS                                     ($ 21,328)  ($243,742)               ($ 89,336)  ($366,035)
                                                                 =========   =========                =========   =========

====================================================================================================================================

CAPITAL EXPENDITURES                                             $  44,910   $  12,735         253%   $ 129,697   $ 104,831      24%
                                                                 =========   =========   =========    =========   =========    ====

GROSS MARGIN                                                            61%         64%                      61%         60%
                                                                 =========   =========                =========   =========

EBITDA MARGIN                                                           35%         33%                      35%         27%
                                                                 =========   =========                =========   =========
====================================================================================================================================

(1) For complete financials and related footnotes, please refer to the Company's SEC filings.
(2) See Page 10 for selected operating statistics.
(3) Intercarrier Compensation includes switched access and reciprocal compensation before settlements.
(4) Reflects implementation of Statement of Financial Accounting Standards
    No. 143 "Asset Retirement Obligations".

TIME WARNER TELECOM INC.
Highlights of Results Per Share
Unaudited (1)


==============================================================================================
                                                  THREE MONTHS ENDED      TWELVE MONTHS ENDED
                                                     DECEMBER 31,            DECEMBER 31,
                                                  ------------------    ----------------------
                                                   2003       2002       2003         2002
==============================================================================================
WEIGHTED AVERAGE SHARES OUTSTANDING (THOUSANDS)

       Basic and Diluted                          115,198    114,829    114,998        114,786
                                                  =======    =======    =======    ===========


BASIC AND DILUTED LOSS PER COMMON SHARE           ($ 0.19)   ($ 2.12)   ($ 0.78)   ($     3.19)
                                                  =======    =======    =======    ===========

==============================================================================================

                                                    AS OF
                                              DECEMBER 31, 2003
                                              -----------------
Common shares (thousands)

       Actual Shares Outstanding              115,292   114,927
                                              =======   =======

OPTIONS (THOUSANDS)

       Options Outstanding                     18,635    17,368
                                              =======   =======

       Options Exercisable                     10,463     7,161
                                              =======   =======

       Options Exercisable and In-the-Money     1,583        --
                                              =======   =======
==============================================================================================

(1) For complete financials and related footnotes, please refer to the Company's SEC filings.

TIME WARNER TELECOM INC.
Condensed Consolidated Balance Sheet Highlights
(Dollars in thousands)
Unaudited (1)


=====================================================================================================
                                                                          December 31,  September 30,
                                                                             2003           2003
=====================================================================================================
      CASH AND MARKETABLE DEBT SECURITIES                                 $   478,593    $   464,532

      RECEIVABLES                                                              57,980         65,165
             Less: allowance                                                  (15,011)       (17,084)
                                                                          -----------    -----------
                           NET RECEIVABLES                                     42,969         48,081

      OTHER CURRENT ASSETS                                                     32,925         37,483

      PROPERTY, PLANT AND EQUIPMENT                                         2,215,523      2,181,240
             Less:  accumulated depreciation                                 (852,276)      (803,825)
                                                                          -----------    -----------
                           NET PROPERTY, PLANT AND EQUIPMENT                1,363,247      1,377,415

      OTHER ASSETS                                                             88,149         89,019
                                                                          -----------    -----------

                                       TOTAL                              $ 2,005,883    $ 2,016,530
                                                                          ===========    ===========

=====================================================================================================

      CURRENT LIABILITIES
             Accounts payable                                             $    40,096    $    36,973
             Deferred revenue                                                  29,053         33,228
             Accrued taxes, franchise and other fees                           72,951         75,583
             Accrued interest                                                  35,078         15,421
             Accrued payroll and benefits                                      28,402         27,460
             Current portion of debt and lease obligations                     35,525         34,076
             Other current liabilities                                         92,109         90,238
                                                                          -----------    -----------
                           TOTAL CURRENT LIABILITIES                          333,214        312,979

      LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS
             9.75% Senior unsecured notes                                     400,000        400,000
             10.125% Senior unsecured notes                                   400,000        400,000
             Senior secured debt                                              396,000        402,000
             Capital lease obligations                                          7,908          8,921
                           Less: current portion                              (35,525)       (34,076)
                                                                          -----------    -----------
                           TOTAL LONG-TERM DEBT AND CAPITAL LEASE
                             OBLIGATIONS                                    1,168,383      1,176,845

      OTHER LONG-TERM LIABILITIES                                               6,487          6,346

      STOCKHOLDERS' EQUITY                                                    497,799        520,360
                                                                          -----------    -----------

                                       TOTAL                              $ 2,005,883    $ 2,016,530
                                                                          ===========    ===========

=====================================================================================================

(1) For complete financials and related footnotes, please refer to the Company's SEC filings.

TIME WARNER TELECOM INC.
Financing Highlights -- Senior Secured Debt
(Dollars in thousands)
Unaudited (1)


================================================================================

FINANCING HIGHLIGHTS (2)

================================================================================

                                              AS OF DECEMBER 31, 2003
                                          --------------------------------
                                            TOTAL    OUTSTANDING  UNDRAWN
                                          FINANCING   (NOTE 3)   FINANCING
                                          ---------  ----------- ---------
Revolver                                   $380,000         --   $380,000
Term Loan A                                $220,000   $198,000         --
Term Loan B                                $200,000   $198,000         --
                                           --------   --------   --------

                                           $800,000   $396,000   $380,000
                                           ========   ========   ========

================================================================================

KEY FINANCIAL COVENANTS OF SENIOR SECURED DEBT (2)

                                          AS OF DECEMBER 31, 2003
                                      -------------------------------
                                      ACTUAL RATIO     REQUIRED RATIO
                                      ------------     --------------
CONSOLIDATED LEVERAGE RATIO               3.3        Not to exceed 6.50

SENIOR LEVERAGE RATIO                     (0.0)      Not to exceed 3.0

CONSOLIDATED INTEREST COVERAGE RATIO      2.5        Not to be less than 1.25

================================================================================

(1) For complete financials and related footnotes, please refer to the Company's SEC filings.
(2) For full terms and conditions of all Company financing agreements please refer to SEC filings.
(3) Outstanding balances for Term Loan A and B are fully drawn and are shown net of repayments.

TIME WARNER TELECOM INC.
SELECTED OPERATING STATISTICS
UNAUDITED (1)


=======================================================================================================================
                                                                          QUARTER ENDED
                                          -----------------------------------------------------------------------------
                                                           2002                                    2003
                                          -------------------------------------   -------------------------------------
                                          MAR. 31   JUN. 30   SEPT. 30  DEC. 31   MAR. 31   JUN. 30   SEPT. 30  DEC. 31
=======================================================================================================================
OPERATING METRICS:
         ROUTE MILES
               Metro                       10,091    10,433    10,549    10,696    11,075    11,170    11,345    11,582
               Regional                     6,835     6,835     6,835     6,694     6,694     6,694     6,694     6,694
                                          -------   -------   -------   -------   -------   -------   -------   -------
                     Total                 16,926    17,268    17,384    17,390    17,769    17,864    18,039    18,276

         FIBER MILES
               Metro                      534,974   570,690   575,315   586,721   602,988   604,668   614,942   624,034
               Regional                   229,568   229,569   229,569   237,256   237,277   269,759   274,459   274,459
                                          -------   -------   -------   -------   -------   -------   -------   -------
                     Total                764,542   800,259   804,884   823,977   840,265   874,427   889,401   898,493

         DS-O EQUIVALENTS (000S) (2)       16,954    16,994    17,793    18,225    17,974    17,798    18,444    18,726

         BUILDINGS (3)
               On-net                       3,173     3,303     3,403     3,541     3,616     3,677     3,854     4,152
               Type II                      7,742     8,187     8,385     8,700     9,173    10,087    10,662    11,934
                                          -------   -------   -------   -------   -------   -------   -------   -------
               Total                       10,915    11,490    11,788    12,241    12,789    13,764    14,516    16,086

         NETWORKS
               Class 5 Switches                41        41        41        41        41        41        41        41
               Soft Switches                   12        12        12        12        12        12        12        12

         HEADCOUNT
               Total employees              2,376     2,182     1,913     1,893     1,916     1,932     2,010     2,009
               Sales Account Executives       275       253       227       225       259       275       289       300

         CUSTOMERS                          6,658     6,809     7,104     7,309     7,598     7,994     8,420     8,878
=======================================================================================================================

(1) For complete financials and related footnotes, please refer to the Company's SEC filings.
(2) Each DS-O equivalent provides 64 kilobits per second of bandwidth.
(3) Buildings "On-net" represents customer locations to which the Company's fiber network is directly connected. Type II buildings are carried on the Company's fiber network, including the Company's switch for switched services, with a leased service from the Company's distribution ring to the customer location.

TIME WARNER TELECOM INC.
SELECTED OPERATING STATISTICS
UNAUDITED (1)


====================================================================================================================================

                                                                                      QUARTER ENDED
                                                      ============================================================================
                                                                           2002                                     2003
                                                      -------------------------------------------------     ----------------------
                                                       MAR. 31      JUN. 30      SEPT. 30      DEC. 31       MAR. 31      JUN. 30
                                                      ---------    ---------     ---------    ---------     ---------    ---------
Financial Metrics: (1), (3), (4)
--------------------------------

Revenue ($000)
      Dedicated transport services                    $  94,786    $  92,828     $  92,556    $  93,758     $  86,512    $  88,842
      Switched services                                  36,745       37,184        36,078       36,297        39,891       36,433
      Data and Internet services                         20,424       21,924        23,410       24,535        24,304       24,131
                                                      ---------    ---------     ---------    ---------     ---------    ---------
            Subtotal                                    151,955      151,936       152,044      154,590       150,707      149,406
      Intercarrier Compensation                          16,764       18,698        15,121       15,335        14,306       13,366
                                                      ---------    ---------     ---------    ---------     ---------    ---------
            Recurring Revenue                           168,719      170,634       167,165      169,925       165,013      162,772
      Reciprocal compensation settlements ("R.C.")           --       13,942            --        5,189            --           --
                                                      ---------    ---------     ---------    ---------     ---------    ---------
            TOTAL REVENUE                             $ 168,719    $ 184,576     $ 167,165    $ 175,114     $ 165,013    $ 162,772
      Operating Costs                                    73,355       72,812        70,799       62,385        66,367       65,463
      Selling, general and administrative                56,731       58,686        56,293       55,297        49,980       47,152
                                                      ---------    ---------     ---------    ---------     ---------    ---------
            EBITDA                                    $  38,633    $  53,078     $  40,073    $  57,432     $  48,666    $  50,157
                                                      ---------    ---------     ---------    ---------     ---------    ---------

EBITDA RECONCILIATION ($000)
      As Reported (2)                                 $  38,633    $  53,078     $  40,073    $  57,432     $  48,666    $  50,157
      Less:  Reciprocal compensation settlements             --    ($ 13,942)           --    ($  5,189)           --           --
      Less:  Cost savings (2)                                --           --            --       (6,961)           --           --
                                                      ---------    ---------     ---------    ---------     ---------    ---------
      WITHOUT R.C SETTLEMENTS AND COST SAVINGS (4)    $  38,633    $  39,136     $  40,073    $  45,282     $  48,666    $  50,157
                                                      ---------    ---------     ---------    ---------     ---------    ---------

CAPITAL EXPENDITURES ($000)                           $  36,870    $  30,121     $  25,105    $  12,735     $  22,373    $  27,885
                                                      ---------    ---------     ---------    ---------     ---------    ---------

GROSS MARGIN  (2), (3), (4)
      As Reported                                            57%          61%           58%          64%           60%          60%
      WITHOUT RECIPROCAL COMPENSATION SETTLEMENTS            57%          57%           58%          63%           60%          60%
      WITHOUT R.C. SETTLEMENTS AND COST SAVINGS (4)          57%          57%           58%          59%           60%          60%

EBITDA MARGIN  (2), (3), (4)
      As Reported                                            23%          29%           24%          33%           29%          31%
      WITHOUT RECIPROCAL COMPENSATION SETTLEMENTS            23%          23%           24%          31%           29%          31%
      WITHOUT R.C. SETTLEMENTS AND COST SAVINGS (4)          23%          23%           24%          27%           29%          31%
====================================================================================================================================

====================================================================================================================================

                                                                                 QUARTER ENDED
                                                        ----------------------------------------------------------------------------
                                                                                     2003
                                                        ----------------------------------------------------------------------------
                                                        SEPT. 30                                 DEC. 31
====================================================================================================================================

                                                                   SEPT. 30 (NOTE 4)                       DEC. 31 (NOTE 4)
                                                        -------------------------------------    -----------------------------------
                                                           AS          WORLDCOM      NET OF         AS         WORLDCOM     NET OF
                                                        REPORTED      SETTLEMENT   SETTLEMENT    REPORTED     SETTLEMENT  SETTLEMENT
                                                        --------      ----------   ----------    --------     ----------  ----------
Financial Metrics: (1), (3), (4)
--------------------------------

Revenue ($000)
      Dedicated transport services                      $  94,066     $   2,824    $  91,242     $  91,618    $   4,125   $  87,493
      Switched services                                    38,957            95       38,862        37,508           --   $  37,508
      Data and Internet services                           25,700         2,245       23,455        30,441        5,048   $  25,393
                                                        ---------     ---------    ---------     ---------    ---------   ---------
            Subtotal                                      158,723         5,164      153,559       159,567        9,173   $ 150,394
      Intercarrier Compensation                             9,842            --        9,842         9,811           --   $   9,811
                                                        ---------     ---------    ---------     ---------    ---------   ---------
            Recurring Revenue                             168,565         5,164      163,401       169,378        9,173   $ 160,205
      Reciprocal compensation settlements ("R.C.")          3,863            --        3,863            --           --          --
                                                        ---------     ---------    ---------     ---------    ---------   ---------
            TOTAL REVENUE                               $ 172,428     $   5,164    $ 167,264     $ 169,378    $   9,173   $ 160,205
      Operating Costs                                      66,631             0       66,631        65,861            0      65,861
      Selling, general and administrative                  31,162       (15,128)      46,290        44,631       44,631
                                                        ---------     ---------    ---------     ---------    ---------   ---------
            EBITDA                                      $  74,635     $  20,292    $  54,343     $  58,886    $   9,173   $  49,713
                                                        ---------     ---------    ---------     ---------    ---------   ---------

EBITDA RECONCILIATION ($000)
      As Reported (2)                                   $  74,635     $  20,292    $  54,343     $  58,886    $   9,173   $  49,713
      Less:  Reciprocal compensation settlements           (3,863)           --       (3,863)           --           --           0
      Less:  Cost savings (2)                                  --            --           --            --           --          --
                                                        ---------     ---------    ---------     ---------    ---------   ---------
      WITHOUT R.C SETTLEMENTS AND COST SAVINGS (4)      $  70,772     $  20,292    $  50,480     $  58,886    $   9,173   $  49,713
                                                        ---------     ---------    ---------     ---------    ---------   ---------

CAPITAL EXPENDITURES ($000)                             $  34,529            --    $  34,529     $  44,910           --   $  44,910
                                                        ---------     ---------    ---------     ---------    ---------   ---------

GROSS MARGIN  (2), (3), (4)
      As Reported                                              61%          n/a           60%           61%         n/a          59%
      WITHOUT RECIPROCAL COMPENSATION SETTLEMENTS              60%          n/a           59%           61%         n/a          59%
      WITHOUT R.C. SETTLEMENTS AND COST SAVINGS (4)            60%          n/a           59%           61%         n/a          59%

EBITDA MARGIN  (2), (3), (4)
      As Reported                                              43%          n/a           32%           35%         n/a          31%
      WITHOUT RECIPROCAL COMPENSATION SETTLEMENTS              42%          n/a           31%           35%         n/a          31%
      WITHOUT R.C. SETTLEMENTS AND COST SAVINGS (4)            42%          n/a           31%           35%         n/a          31%
====================================================================================================================================

(1) For complete financials and related footnotes, please refer to the Company's SEC filings.
(2) Fourth quarter 2002 EBITDA included $7 million in expense savings from reduced operating costs due to settlement and resolution of carrier billing charges. See Note 4 for exclusion of these costs.
(3) The Company separately presents EBITDA, gross margin and EBITDA margin and recurring revenue without reciprocal compensation settlements to help enhance comparability of these measures between periods. Total Revenue represents the revenue reported on a GAAP basis.
(4) The Company is separately presenting the metrics shown above with and without WorldCom and Reciprocal Compensation settlements and other cost savings in order to enhance comparability of those results between periods.

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